Exhibit 107

CALCULATION OF FILING FEE TABLE

424(b)(7)

(Form Type)

Healthpeak Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $1.00 per share(1)	457(c)	4	(1)	$25.94	(2)	$103.76	(2)	0.0001102	$0.02	—	—	—	—
Fees Previously Paid	—	—	—	—		—		—			—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $1.00 per share(1)	415(a)(6)	324,535	(1)(3)	—		$10,899,691.56		—	$1,216.53	424B7	333-256055	May 13, 2021	$1,216.53
	Total Offering Amounts							$10,899,795.32			$0.02
	Total Fees Previously Paid										$0
	Total Fee Offsets										$—
	Net Fee Due										$0.02

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock offered hereby shall also be deemed to cover such additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

(2) Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Unit is based upon the average of the high and low prices for the Registrant’s Common Stock as reported on the New York Stock Exchange on February 15, 2023.

(3) This prospectus supplement includes 324,535 unsold shares of common stock previously registered on a prospectus supplement dated August 18, 2011, as supplemented by a prospectus supplement dated December 22, 2011, and the prospectus dated September 4, 2009 accompanying Registration Statement No. 333-161721, subsequently registered on a prospectus supplement dated July 24, 2012, as supplemented by a prospectus supplement dated December 18, 2012 and a prospectus supplement dated December 12, 2013, and the prospectus dated July 24, 2012 accompanying Registration Statement No. 333-182824, subsequently registered on a prospectus supplement dated June 26, 2015 and the prospectus dated June 26, 2015 accompanying Registration Statement No. 333-205241, and subsequently registered on a prospectus supplement dated May 31, 2018 and the prospectus dated May 31, 2018 accompanying Registration Statement No. 333- 225318, and subsequently registered on a prospectus supplement dated May 13, 2021 and the prospectus dated May 13, 2021 accompanying Registration Statement No. 333-25605. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid in connection with such unsold shares will continue to be applied to such unsold shares.